Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in this Registration Statement of Vail Banks, Inc. on Form S-8 of our report on the consolidated financial statements of Vail Banks, Inc, and Subsidiary for the year ended December 31, 1997, dated February 20, 1998, appearing in Form 10-KSB, dated March 30, 2000, which is part of this Registration Statement.

                                                                                                      /s/ Fortner, Bayens, Levkulich & Co., P.C.

FORTNER, BAYENS, LEVKULICH & CO., P.C.
Denver, Colorado
January 25, 2001